Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-57012) of Varian Medical Systems, Inc. of our report dated May 28, 2004 relating to the financial statements of Varian Medical Systems, Inc. Retirement Plan – Pension Element, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 12, 2004